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TRANSPORTATION ACCOUNTS FINANCING AND SECURITY AGREEMENT

This Transportation Accounts Financing and Security Agreement dated as of May 27, 1998 is by and between Associates Transcapital Services, a division of ASSOCIATES COMMERCIAL CORPORATION ("Associates"), a Delaware corporation having a place of business at 300 East Carpenter Freeway, lrving, Texas 75062 and Gasel Transportation Lines, Inc. ("Borrower"), an Ohio corporation having its chief executive office at Rt. 4 Box 181A County Road 10 Marietta, Ohio 45750.

                     ARTICLE I - Definitions

      1.01 As used in this Agreement, the words and phrases defined in this
Article I shall have the meanings so ascribed to them.

      1.02 "Account" shall mean and refer to all of Borrower's accounts, contract rights, instruments, documents, chattel paper, notes, drafts and other forms of obligations owing to Borrower, however created.

      1.03 "Agreement" shall mean and refer to this Accounts Financing and Security Agreement and any supplement or amendment thereto.

      1.04 "Applicable Jurisdiction" shall mean and refer to that jurisdiction in which this Agreement is accepted by Associates.

      1.05 "Business Day" shall mean calendar days other than Saturdays, Sundays and legal holidays in the Applicable Jurisdiction.

      1.06 "Collateral" shall mean and refer to all of Borrower's Accounts, General Intangibles, acceptances, deposits, Deposit Accounts, and Records, whether now existing or hereafter arising or acquired, and all cash and non-cash proceeds of any of the foregoing, including, without limitation, proceeds of insurance including returned and unearned premiums. There is also included within the term "Collateral" all guaranties, liens and security granted to or held by Borrower with respect to an Account or any other obligation owing to Borrower.

      1.07 "Deposit Accounts" shall mean and refer to any demand, time, savings, passbook or like account maintained by Borrower with a bank, savings and loan association, credit union or like organization other than an account evidenced by a certificate of deposit.

      1.08 "Eligible Accounts" shall mean and refer to those Accounts which in the sole discretion of Associates are eligible for loans made by Associates under this Agreement. Without limiting Associates' discretion, the following Accounts are not Eligible Accounts and shall be ineligible for Loans made by Associates under this Agreement: (a) Accounts which are sixty
(60) days or more past due; (b) Accounts which are more than ninety (90) days old; (c) Accounts owing by a single account debtor if twenty percent (20%) or more of such Accounts are sixty (60) days or more past due: (d) Accounts owing by a single account debtor in excess of an amount equal to thirty percent (30%) of all Accounts owing by all account debtors; (e) Accounts with respect to which the account debtor is a subsidiary of, related to, or affiliated with Borrower or has common shareholders, officers or directors with Borrower; (f) Accounts in which Borrower is or may become liable to the account debtor thereof for goods sold or services rendered by such account debtor: (g) Accounts owing by the United States Government unless the amounts due thereunder are to be paid to Associates under appropriate notifications under the Assignment of Claims Act; (h) Accounts in which the account debtor has raised any dispute or defense to payment of any kind; or (i) Accounts owing by any account debtors not deemed by Associates to be credit worthy.

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     1.09 "General Intangibles" shall mean and refer to Borrower's general intangibles, including, without limitation, all tax refunds of every kind and nature to which Borrower is now or hereafter may be come entitled, no matter however arising, all other refunds, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks, licenses and patents.

      1. 10 "Obligations" shall mean and refer to all loans from time to time made by Associates to Borrower and to others at the request of or for the account of or for the benefit of Borrower, all other debts, liabilities and obligations of Borrower to Associates of every kind and description (whether or not evidenced by a note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, joint or several, primary or secondary, due or to become due, now existing or hereafter arising, including, without limiting the generality of the foregoing, any liability of Borrower to Associates as a guarantor of indebtedness or liabilities of others and all interest, fees, charges and expenses payable by Borrower hereunder, or any supplement or amendment hereto or any other agreement between Borrower or Associates or any instrument evidencing any of the foregoing.

       1.11 "Person" or "Party" shall include individuals, firms, corporations and all other entities, including, without limitation, governments, governmental agencies and instrumentalities.

      1.12 "Prime Rate" shall mean the per annum lending rate publicly announced from time to time by The Chase Manhattan Bank, N.A. as its prime rate, base rate or reference rate for unsecured loans of the shortest maturity to corporate borrowers.

      1.13 "Records" shall mean and refer to all of Borrower's books of account of every kind and nature, including, without limitation, all electronically recorded data relating to Borrower or its business and all receptacles and containers for such records and all of Borrower's files and correspondence.

      1.14 "Receivable Loan Balance" shall mean and refer to that portion of the Obligations which, on Associates' book of account, reflects the principal and other charges owing from Borrower to Associates by reason of loans made under this Agreement, or pursuant to any supplement hereto, or under any other agreement which provides that loans thereunder shall constitute a portion or the Receivable Loan Balance.

     1.15 "Annual Period" shall mean and refer to the twelve month period commencing on the first day of January and ending on the thirty first day of December and each successive twelve month period thereafter.

      1.16 All words and terms used in this Agreement and in any supplement or amendment hereto other than those specifically defined in this Agreement or such supplement or amendment shall be deemed to have the meanings accorded to them in the Uniform Commercial Code as amended from time to time (herein the "Code"), as in force in the Applicable Jurisdiction.

                    ARTICLE II - Loans. Fees and Interest

      2.01 Subject to the terms and conditions of this Agreement, Associates may from time to time lend to Borrower at Associates' sole discretion up to 85% of the face amount of Eligible Accounts outstanding from time to time or such greater or lesser percentage as Associates may, from time to time, establish: provided however, the aggregate amount of such outstanding loans shall not exceed $1,000,000 ("Maximum Advance") at any time.

      2.02 All loans made by Associates to Borrower pursuant to this Agreement and all other Obligations which do not have a specific time for payment shall be payable on demand at any time and for any reason with or without the occurrence of any Event of Default (as hereinafter defined).

      2.03 If the Receivable Loan Balance shall at any time exceed the then effective percentage (as determined under Section 2.01) of the face amount of Eligible Accounts, Borrower shall, on Associates'

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demand, either (as specified in such demand) pay to Associates such excess or grant and deliver to Associates such additional security as may be satisfactory to Associates.

      2.04 Until all Obligations of Borrower to Associates are fully paid and performed, Borrower shall pay to Associates monthly, as of the last day of each calendar month, interest at a -rate which shall be equal to the lesser of (i) the sum of (x) the Prime Rate, plus (y) 1.0% per annum, or (ii) the lawful maximum, if any, in effect from time to time in the Applicable Jurisdiction for loans to borrowers of the type, in the amount, for the purposes and otherwise of the kind herein contemplated. Such rate of interest shall be computed on the daily IReceivable Loan Balance from the date accrued until the date of payment and calculated on the basis of a 360-day year for the actual number of days elapsed. The rate of interest payable hereunder shall not be less than 8.0% per annum. The maximum increase per Annual Period shall not exceed 2.0%.

Notwithstanding any other provision to the contrary set forth herein, if at any time implementation of any provision hereof shall raise the interest rate herein above the lawful maximum rate of interest, if any, in effect from time to time in the Applicable Jurisdiction which may be charged by Associates for loans to borrowers of the type, in the amount, for the purposes and otherwise of the kind herein contemplated, then such interest rate shall be limited to such lawful maximum and any excess interest inadvertently collected shall be deemed to be a partial prepayment of principal and so applied.

      2.05 Any increase or decrease in the Prime Rate shall be effective as of the next Business Day following such adjustment and such adjusted Prime Rate shall be the applicable Prime Rate in determining the rate of interest payable hereunder.

      2.06 All payments to be made by Borrower hereunder shall be paid to Associates at its office designated above or at such other address as Associates may designate in writing and Borrower unconditionally promises to repay all loans and other obligations to Associates in the manner set forth in this Agreement without the necessity on Associates' part of resorting to or having recourse to the Collateral.

      2.07 Associates shall furnish to Borrower monthly an extract or a statement of Borrower's account with Associates, prepared from Associates' records showing all applicable credits and debits, including all loans, other charges and payments since the last statement. Each such statement shall be considered true and correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower with respect to all matters contained therein, unless Borrower notifies Associates in writing of any discrepancy or exception within thirty (30)) days from the mailing by Associates to Borrower of any such monthly statement.

      2.08 In the event Associates shall so request, Borrower agrees to execute and deliver to Associates such promissory notes, an example of which is attached hereto as Exhibit A, as Associates shall request in order to evidence the loans. Notwithstanding the issuance of any such note, the monthly statements of Borrower's account with Associates shall constitute prima facie evidence of the loans and other amounts owing from Borrower to Associates.

      2.09 Borrower shall pay Associates on the date of this Agreement a closing fee of $5,000.00. On the first Business Day of each month after such date, Borrower shall also pay Associates a fee in the amount of (a) the Maximum Advance, less (b) the sum of the average daily Receivable Loan Balance during the preceding month, multiplied by (c) one eighth of one percent (.125%) per annum.

      2.10 Borrower shall pay Associates a wire transfer fee of $10.00 for each wire transfer Associates initiates under this Agreement and reimburse Associates for exchange on checks, charges for returned items and all other bank charges.

                  ARTICLE III- Grant of Security interest
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      3.01 As security for the payment and performance of all Obligations,
Borrower hereby assigns to Associates and grants to Associates a continuing security interest in all Collateral.

      3.02 Until all Obligations have been fully paid and performed, whether or not this Agreement has been terminated as hereinafter provided, Associates shall have and retain its security interest in and assignment of all Collateral, whether or not any of such Collateral is deemed by Associates to be eligible for loan purposes.

      3.03 To the extent Borrower has heretofore granted or may hereafter grant to Associates a security interest in or mortgage of any other real or personal property, then such property shall, for the purposes of this Agreement, be deemed to be "Collateral".

                 ARTICLE IV - Representations and Warranties

     4.01 To induce Associates to enter into this Agreement and to make loans hereunder, Borrower makes the representations and warranties contained in this Article IV, each of which is acknowledged by Borrower to be a material representation and warranty and each of which shall be deemed to be renewed by Borrower upon each request to Associates to make a loan hereunder.

      4.02 Borrower and each of its subsidiaries, if any, is a corporation duly organized and existing under the laws of the state of its incorporation and is in good standing thereunder and is qualified to do business in every other state or jurisdiction in which the nature of the business conducted or the property owned therein requires it so to qualify.

     4.03 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its Obligations hereunder are within Borrower's corporate powers.

     4.04 The execution and delivery of this Agreement has been duly authorized by Borrower's Board of Directors and, to the extent required by the laws of the state of its incorporation, by its stockholders.

     4.05 There is no provision in the Articles of Organization, Agreement of Association, Articles of Incorporation or the by-laws of Borrower or in any indenture, contract or agreement to which Borrower is a party or by which Borrower or Borrower's property is bound, which prohibits the execution and delivery by Borrower of this Agreement or the payment and performance by Borrower of the Obligations or pursuant to which such execution, delivery or performance would, upon the giving of notice or the passage of time, or both, result in a default thereunder.

      4.06 Borrower has (or as to Collateral arising or acquired hereafter will have) good, clear record and marketable title to the Collateral, free and clear of all liens, pledges, charges, encumbrances and security interests of every kind and nature.

      4.07 All financial statements and information relating to Borrower and each of its subsidiaries, if any, which have been furnished by Borrower to Associates are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the condition, financial or otherwise, of Borrower or any of its subsidiaries, if any, since such submission.

      4.08 There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, its agents, servants or employees, threatened against Borrower or any of its properties in any court, before any other tribunal or before any federal, state, municipal or other governmental authority. Neither Borrower nor any of its subsidiaries, if any, is in default with respect to any order of any court,

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other tribunal or governmental authority. The execution, delivery and performance of this Agreement will not be a default under any order of any court, any other tribunal or any governmental authority.

      4.09 Borrower and each of its subsidiaries, if any, has duly filed all federal, state and other governmental tax returns which it is required by law to file and has fully paid all taxes now due to be paid and Borrower and each of its subsidiaries, if any, now has and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue.

      4.10 Borrower and each of its subsidiaries, if any, is now solvent and able to pay its debts as they mature.

      4.11 All Accounts (i) are and will be bona fide existing obligations of the account debtor thereof created by the rendition of services to the named account debtor in the ordinary course of business, free of liens, encumbrances and security interests and unconditionally owed in the face amount thereof unless otherwise indicated in the schedule relating thereto, to Borrower by the account debtor thereof without right of rejection or return or defense, offset or counterclaim, or claim of discount or deduction,
(ii) are and will be valid, legal, enforceable obligations of the account debtor thereof; and (iii) do not and will not arise out of transactions with an employee, officer, agent, director, stockholder, affiliate or subsidiary of Borrower.

      4.12 Borrower's chief executive office is at the address set forth in the preamble to this Agreement, and Borrower has no other place of business, except as follows: Mt. Royal Plaza, Room #37 Paulsboro, New Jersey 08066; 20511 U.S. Highway 301 North Dade City, Florida 33526; 116 Industrial Road LaSalle, Illinois 61301. If Borrower's books and records concerning the Accounts are not at its chief executive office, such books and records are at ____________________________________________. Except as set forth herein,
Borrower conducts business and will continue to conduct business under no names or tradestyles other than the name set forth above Borrower's execution of this Agreement:

                    ARTICLE V - Affirmative Covenants

5.01 Borrower shall:

              (a) duly and punctually, pay and perform all of the Obligations;

              (b) at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied:

              (c) at all reasonable times, make its books and records available, in its offices, for inspection, examination and copying by Associates and Associates' representatives and will, at all reasonable times, permit inspection of its properties by Associates and Associates' representatives;

              (d) from time to time, furnish Associates with such information and statements as Associates may reasonably request and with copies of all financial statements and reports that Borrower sends or makes available to its stockholders or to any governmental authority;

              (e) furnish Associates, within twenty (20) days after the close of each monthly period of its fiscal year, a consolidated and consolidating balance sheet of Borrower and its affiliates, if any, and statement of profit and loss reflecting the financial condition of Borrower at the end of such period and the results of its operations during each such period, with a certificate by Borrower's president or treasurer to the effect that such balance sheet and statement of profit and loss fairly present the financial conditions at the end of such period and the results of its operation during such period in accordance with generally accepted accounting principles consistently applied;
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              (f) furnish Associates annually, within ninety (90) days after the close of each fiscal year, an audited consolidated and consolidating balance sheet of Borrower and its affiliates, if any, and audited statement of profit and loss reflecting the financial condition of Borrower and its affiliates, if any, at the end of such fiscal year and the results of its operations during each such fiscal year. Each such balance sheet and statement of profit and loss is to be attested to by an independent certified public accountant satisfactory to Associates and such certification shall be in form and substance satisfactory to Associates;

              (g) maintain its corporate existence and the corporate existence of any and all subsidiaries in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or any governmental authority which may be applicable to its or their business;

              (h) maintain insurance at all times covering such risks and in such amounts as Associates may require and all such insurance shall be in such form, for such period and written by such companies as shall be acceptable by Associates;

              (i) annually, at the time of delivery to Associates of the reports referred to in Section 5.01 (f) above, deliver to Associates certificates signed by Borrower's president and treasurer certifying that each such officer has reviewed the provisions of this Agreement and slating in his opinion, if such be the fact, that Borrower has not been nor is then in default as to any of the covenants contained in this Agreement or, in the event of any such defaults, setting forth the details thereof;

              (j) promptly notify Associates in writing of (i) any change of its officers, directors, key employees, location of its chief executive office or any other office or location where any books and records regarding any Accounts are held, name or trade style, and (ii) any sale or purchase out of the regular course of Borrower's business and any other material change in the business or financial affairs of Borrower;

              (k) pay or reimburse Associates on demand for all expenses (including, without limitation, reasonable attorney fees and legal expenses) incurred or paid by Associates (i) in connection with the preparation, execution, interpretation or amendment of this Agreement and any instrument , agreement, or document executed and delivered pursuant thereto or in connection therewith; (ii) for appraisers, examiners, auditors or similar persons except for salaries of Associates' regularly employed personnel; provided however, Borrower shall pay Associates an auditor's fee of $300.00 per day per auditor for each day Associates auditor(s) or any auditor(s) designated by Associates is on site at Borrower's premises and reimburse Associates for all out-of-pocket expenses incurred by such auditor(s) whom Associates may engage with respect to rendering opinions concerning Borrower's financial condition or the condition and/or value of the Collateral; (iii) in connection with the enforcement by Associates of its rights against Borrower or any other person primarily or secondarily liable to Associates in respect to any Obligation; (iv) in connection with the administration, supervision, protection of or realization on any Collateral held by Associates as security for any Obligation, whether such security interest was granted by Borrower or any other person primarily or secondarily liable respect to any Obligation, the Collateral or this Agreement; (v) in connection with the filing and recording of all documents required by Associates to perfect the security interests granted to Associates in this Agreement or in any other security interests granted to Associates, including, without limitation, any documentary stamp tax or other taxes incurred by Associates because of any related filing or recording; (vi) in connection with the forwarding to Borrower or any other Person on Borrower's behalf by Associates of proceeds of loans made by Associates to Borrower pursuant to this Agreement and the depositing for collection by Associates of any check or item of payment delivered to Associates on account of the Obligations and for any claims asserted by any bank at which a blocked account or lock box is established for the deposit of proceeds of Collateral in connection with such blocked account or lock box or any returned or uncollected checks received by such bank as proceeds of the Collateral; and
(vii) in establishing, maintaining and using any blocked account or lock box for the deposit of checks and other items of payment from Borrower's customers and account debtors under the Accounts, and

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              (1) use the proceeds of all loans made by Associates to
Borrower under this Agreement for business purposes.

      5.02 Borrower will and will cause each of its subsidiaries, if any, to pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, FICA, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties. The provisions of this section, however, shall not preclude Borrower or its subsidiaries from contesting in good faith any such tax by appropriate proceedings, provided an adequate book reserve, determined in accordance with generally accepted accounting practices, is set aside; nor shall Borrower be in default under this section by reason of the existence of a lien for taxes not then due.

      5.03 Borrower will put and maintain, and will cause each of its subsidiaries, if any, to put and maintain, its properties in good repair, working order and condition and from time to time make all needful and proper repairs, renewals and replacements.

       5.04 Borrower and each of its subsidiaries, if any, will comply with all laws and all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to any Collateral or to the operation of the business or Borrower or its subsidiaries.

                       ARTICLE VI - Negative Covenants

      6.01 Borrower will not, without the prior written consent of Associates, (a) guaranty or otherwise become liable in any way with respect to the obligations of any Person, except for endorsement of items of payment for the purpose of collection thereof; (b) pay dividends, either in cash or in kind on any class of its stock nor make any distribution on account of its stock, nor redeem, purchase or otherwise acquire directly or indirectly any of its stock in excess of $100,000 per Annual Period, (c) make any loans to any individual, firm or corporation in excess of $50,000 per Annual Period, including, without limitation, its officers and employees; provided, that Borrower may make loans to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by Borrower; (d) invest in or purchase any stock or securities of any person; (e) merge or consolidate or be merged or consolidated with or into any other corporation; (f) sell or dispose of any of its assets except for sales of inventory in the ordinary and usual course of its business; provided, that so long as Borrower has not granted Associates a security interest in Borrower's equipment, Borrower may dispose of equipment which is no longer required for the conduct of Borrower's business so long as Borrower receives therefor a sum substantially equal to such equipment's fair value;
(g) grant or suffer to exist in the favor of any party other than Associates any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to the Collateral or subject the Collateral to the payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting the Collateral to the payment of indebtedness; and (h) engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

      6.02 Borrower will not, except on thirty (30) days prior written notice to Associates, change either its principal place of business or its chief executive office or establish any additional places of business.

                        ARTICLE VII - Operating Procedures

      7.01 From time to time at intervals designated by Associates, Borrower shall provide Associates with schedules describing all Accounts created or acquired by Borrower and shall execute and deliver written assignments of such Accounts to Associates; provided however, that Borrower's failure to execute and deliver such schedules and/or Borrower assignments shall not affect or limit Associates' security interest or other rights in and to the Accounts. If requested by Associates, Borrower shall furnish copies of customers' invoices or an equivalent writing that is acceptable to Associates, and Borrower warrants the genuineness
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thereof. On demand of Associates, Borrower shall furnish to Associates the original shipping or delivery receipts of all services rendered.

      7.02 Associates or its designee may at any time and at its sole discretion (a) notify Borrower's customers or account debtors that Accounts have been assigned to Associates or of Associates' security interest therein:
(b) collect the Accounts directly and charge the collection costs and expenses to the Receivable Loan Balance but, unless and until Associates so notifies or gives Borrower other instructions, Borrower shall collect all Accounts for Associates; provided however, Borrower shall direct its customers and account debtors to send all payments thereon to such lock box or blocked account as Associates may establish and designate in writing to Borrower; (c) verify the validity and amount or any other matter relating to any Account by mail, telephone, telecopy, telegraph or otherwise; (d) in the name of Associates, Borrower or otherwise, enforce payment and collect by legal proceedings or otherwise the Accounts and take control in any manner of any cash or non-cash items of payments or proceeds of Accounts; and (e) require Borrower to give notice of Associates' security interest in the Accounts or any other obligation owing to Borrower to the account debtor or other obligor with notice requiring such account debtor or other obligor to pay the Account or other obligation directly to Associates.

      7.03 All checks and other instruments received by Associates as proceeds of Accounts will be credited (conditional upon final collection) upon receipt to the Receivable Loan Balance; provided, however, that for purposes of calculation of interest, such conditional credit will be made after allowing two (2) Business Days for collection.

      7.04 Borrower appoints any person Associates may from time to time designate as Borrower's attorney with power to (a) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Associates' possession; (b) sign Borrower's name on any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to customers; (c) sign Borrower's name to the proof of claim against any account debtor on behalf of Borrower;
(d) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Associates; (e) receive, open and dispose of all mail addressed to Borrower: and (f) send requests for verification of Accounts to customers or account debtors and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney. Neither Associates nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Accounts assigned to Associates or in which Associates has a security interest remain unpaid or until the Obligations have been fully satisfied. Associates may file one or more financing statements disclosing Associates' security interest without Borrower's signature appearing thereon. If permitted by law, Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement may be filed as a financing statement.

      7.05 Until Borrower's authority to do so is terminated by written notice from Associates, which notice Associates may give at any time when Borrower's selling or collection results are not reasonably satisfactory to Associates, or at any time after the occurrence of any Event of Default specified in Section 8.01 herein, Borrower may grant such allowances or other adjustments to account debtors as Borrower may reasonably deem to accord with sound business practice; provided, however, no extension of time for payment shall be granted without Associates' prior written consent. Borrower shall give Associates immediate written notice of the grant of any such allowance or other adjustment.

      7.06 Associates may at all times settle Accounts or other obligations owing to Borrower or adjust disputes and claims directly with customers or account debtors or other obligors for such amounts and upon terms which Associates considers advisable, and in all cases Associates will credit the Receivable Loan Balance with only the net amounts received by Associates in payment of Accounts.
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     7.07 Any and all sums at any time credited by or due from Associates to
Borrower shall at all times constitute additional security of all Obligations of Borrower to Associates and may be setoff against any Obligation at any time whether or not other security held by Associates is deemed to be adequate whether or not such Obligations are then due. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by Borrower or in which Borrower has an interest, which now or hereafter are at anytime in possession or control of Associates or in transit by mail or carrier to or from Associates or in the possession of any third party acting in Associates' behalf, without regard to whether Associates received the same in pledge, for safe keeping, as agent for collection or transmission or otherwise or whether Associates has conditionally released the same, shall constitute additional security for such Obligations, and may be applied at any time to such Obligations whether due or not. Associates shall have the unrestricted right from time to time to apply (or to change any application already made of) the proceeds of any of the Collateral to any of the Obligations, as Associates in its sole discretion may determine. Unless otherwise agreed to in writing by Associates, no credits or cash in which Borrower has an interest which are in the possession or control of Associates, or any sums otherwise due from Associates to Borrower, shall bear interest or otherwise accrue profits.

      7.08 In the event that Borrower at any time or times hereafter shall become liable to, or any lien against Borrower shall arise in favor of, any taxing authority, whether or not the amount of such liability shall have been assessed against Borrower and whether or not notice of such lien shall have been filed or recorded as may be required by law, or if Borrower shall fail to discharge any lien, claim or encumbrance, or fail to obtain or maintain any of the policies of insurance required hereunder, or to pay any premium, in whole or in part relating thereto, then Associates shall have the right, but not the obligation, to pay the amount of such liability (including interest and/or penalties thereon) and also to pay any tax or liability by virtue of which such lien shall have arisen, or obtain and maintain such policies of insurance and pay such premiums and any amount or amounts paid for the discharge of any such liability or lien shall be charged to the Receivable Loan Balance.

      7.9 Borrower will furnish Associates sworn statements of the value of the Collateral in such form and as often as Associates requires.

     7.10 Borrower will deliver to Associates, duly endorsed or assigned, all instruments, chattel paper, guaranties or security agreements immediately upon receipt by Borrower as evidence of, in payment of or as security for any of the Collateral.

      7.11 Borrower shall furnish Associates with an aging of accounts and an aging of Borrower's accounts payable in such form and as often as Associates may require.

                          ARTICLE VIII - Remedies

      8.01 Any one or more of the following events shall constitute an event of default ("Event of Default") under this Agreement: (a) If Borrower fails to make payment of any of the Obligations when required of Borrower, or fails to make any remittance required by this Agreement or commits any breach of this Agreement, or any present or future supplement hereto, or any other agreement between Borrower and Associates or any affiliate of Associates; (b) any default by Borrower or Borrower's subsidiaries exists under any agreement between Borrower or any of Borrower's subsidiaries, affiliates or parents and Associates or any affiliate of Associates, whether such agreements are now existing or are hereafter entered into; (c) any representative covenant or warranty made by Borrower or in connection with this Agreement is breached;
(d) any statement or data furnished by or for Borrower relating to the Collateral or to the operation or financial condition or business affairs of Borrower proves to be false in any material respect; (e) Borrower becomes insolvent or is unable to meet debts as they mature, suspends operations as presently conducted, or discontinues doing business as an ongoing concern;
(f) if any of the Collateral or any of Borrower's other assets is attached, seized, subject to a writ or distress warrant or levied upon or if a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or Borrower makes an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (g) if Borrower is enjoined, restrained, or in any way prevented by court order from (or voluntarily ceases) conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation; (h) if a notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's assets by the United States or any departments agency, or instrumentality thereof or by any state. county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other of Borrower's assets unless Borrower, in good faith, shall be contesting the same in an appropriate proceeding and Borrower has given Associates such additional collateral and assurances as Associates deems necessary under the circumstances; (i) if a custodian, trustee, receiver or assignee for the benefit of creditors is appointed to take possession of any of the Collateral or any of Borrower's other assets; (j) if there shall be a material change in the stockholders or management of Borrower; or (k) if for any reason the guaranty of any Person primarily or secondarily liable with respect to any of the Obligations shall terminate without the consent of Associates.

      8.02 Upon the occurrence of any Event of Default and at any time thereafter so long as the default continues, Associates may, at its option, with or without notice to Borrower, (a) declare this Agreement to be in default; (b) declare all Obligations of Borrower to be immediately due and payable; (c) cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or any other agreement; (d) cancel any insurance and credit any refund to the Obligations; and/or (e) exercise all of the rights and remedies of a secured party under the Code and any other applicable laws, including, without Imitation, the right to require Borrower to assemble the Collateral and deliver it to Associates at a place to be designated by Associates which is reasonably convenient to both parties, and to lawfully enter any premises where the Collateral is located without judicial process and take possession thereof. Associates may sell and deliver any or all Accounts and any or all other Collateral at public or private sale for each, upon credit or otherwise, at such prices and upon such terms as Associates deems advisable. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as set forth herein at least five(5) days before the time of sale or other disposition. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Associates elects) of all Obligations. Associates shall dispose of any excess as required by law and Borrower shall remain liable to Associates for any deficiency. Failure by Associates to exercise any right, remedy or option under this Agreement or any present or future supplement hereto or under any other agreement between Associates and Borrower, or delay by Associates in exercising the same, will not operate as a waiver thereof.

      8.03 Associates' rights and remedies under this Agreement shall be cumulative and not alternative and shall not limit any other right or remedy which Associates may have.

      8.04 Associates shall not be required to have recourse to any Collateral before enforcing its rights or remedies against Borrower or any other Person primarily or secondarily liable with respect to any of the Obligations.

      8.05 Associates shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection or payment of any Account, or for any damage resulting therefrom.

      8.06 Borrower waives and releases all rights of redemption from any sale of the Collateral and the benefit of all evaluation, appraisal and exemption laws.

      8.07 BORROWER AND ASSOCIATES EACH WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT.

                         ARTICLE IX-Termination

      9.01 This Agreement shall have an initial term of three (3) years from the effective date hereof (the "Original Term") and shall be automatically renewed for successive periods of one (1) year ("Renewal .Term"), unless sooner terminated as hereinafter provided. Borrower may terminate this Agreement as of the expiration of the Original Term or any Renewal Term by giving Associates ninety (90) days prior written notice of its intention to so terminate. Associates shall have the right to terminate this Agreement at any time by giving Borrower at least ninety (90) days prior written notice of its intention to terminate or at any time without notice because of the occurrence of any Event of Default.

      9.02 Upon the termination date, all Obligations shall immediately be due and payable.

      9.03 No termination hereunder shall in any way affect or impair any right of Associates arising prior thereto or by reason thereof nor shall any such termination relieve Borrower or any other party primarily or secondarily liable as to the Obligations until all of the Obligations are fully paid.

      9.04 Notwithstanding the provisions of Section 9.01, Borrower may terminate this Agreement at any time upon ninety (90) days prior written notice and by payment to Associates on the effective date of such termination of an amount equal to the sum of (a) all Obligations, plus (b) (i) in the event of such termination during the first two years of the Original Term, two percent (2%) of the Maximum Advance, or (b)(ii) in the event of such termination during the third year of the Original Term and any Renewal Term, one percent (1%) of the Maximum Advance.

                           ARTICLE X - Miscellaneous

      10.01 NOTWITHSTANDING THE FACT THAT THE CREDIT OF AN ACCOUNT DEBTOR MUST BE SATISFACTORY TO ASSOCIATES, BORROWER RECOGNIZES AND AGREES THAT BORROWER WILL MAKE ALL CREDIT DECISIONS WITH RESPECT TO BORROWER'S EXTENSION OF CREDIT TO AN ACCOUNT DEBTOR; BORROWER WILL NOT RELY ON ASSOCIATES IN ANY WAY FOR SUCH CREDIT DETERMINATION: NO REPRESENTATION OR AGREEMENT HAS BEEN MADE BY ASSOCIATES THAT ASSOCIATES WILL PROVIDE CREDIT DECISIONS TO BORROWER AND ALL REFERENCES TO CREDIT DECISIONS BY ASSOCIATES WITH RESPECT TO AN ACCOUNT OR AN ACCOUNT DEBTOR REFER SOLELY TO ASSOCIATES' OWN DETERMINATION AS TO THE ELIGIBILITY OF SUCH ACCOUNT OR SUCH ACCOUNT DEBTOR FOR THE PURPOSE OF TREATING AN ACCOUNT AS AN ELIGIBLE ACCOUNT.

      10.02 All loans made by Associates to Borrower under this Agreement and under any other agreement between Associates and Borrower shall constitute one loan secured by all of the Collateral and all other security granted to Associates.

      10.03 Borrower irrevocably (a) waives the right to direct the application of any and all payments at any time or times hereafter which may be received by Associates from or for the benefit of Borrower, and (b) agrees that Associates shall have the continuing exclusive right to apply and reapply any and all such payments received at any time or times hereafter in such manner as Associates may deem advisable, notwithstanding any entry by Associates upon any of its books and records.

     10.04 To the extent that Borrower makes a payment(s) to Associates or Associates enforces its security interest and lien or exercises its right of setoff and such payment(s) or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and shall be Obligations secured by the Collateral.

      10.05 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and representatives or successors and assigns. Borrower may not, however, without the prior written consent of Associates, assign this Agreement to any other person.

      10.06 In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect The captions herein contained are for convenience only, do not form a part of this Agreement and shall not be utilized in the construction thereof.

      10.07 Borrower will, from time to time, execute and deliver all instruments, documents or other writings, and take or cause to be taken such other and further action as Associates may request in order to effect and confirm or vest more securely in Associates all rights contemplated in this Agreement.

     10.08 This Agreement may be amended and Borrower may take any action herein prohibited or omit to perform any act herein required to be performed by it, if Borrower shall obtain Associates' prior written consent to each such amendment, action or omission to act. No waiver on the part of Associates on any one occasion shall be deemed a waiver on' any subsequent occasion. No waiver by Associates will be effective unless it is in writing and then only to the extent specifically stated.

      10.09 If any of the Collateral shall at any time consist of instruments or documents, Associates shall have no obligation to preserve rights against prior parties.

      10.10 Associates may, at any time(s) pay, acquire, satisfy, or discharge any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. Associates shall have no obligation to determine the validity thereof. All sums paid by Associates under the provisions of this section and any existing or other charges relating thereto shall be repaid by Borrower on demand and shall be a charge to the Receivable Loan Balance.

      10.11 Except as otherwise provided for in this Agreement, Borrower expressly waives presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Associates on which Borrower may in any way be liable and hereby ratifies and confirms whatever Associates may do in this regard.

     10.12 This Agreement shall be governed, construed and enforced in accordance with the laws of the Applicable Jurisdiction and applicable Federal laws. This Agreement shall take effect as an instrument under seal.

      10.13 Any notice hereunder to Borrower or to Associates shall be in writing and, if mailed, shall be deemed to be given four (4) Business Days after deposit in the mail, postage prepaid, and addressed to Borrower or Associates at its address set forth in the preamble to this Agreement or at such address as the Borrower or Associates may, by written notice, designate its address for purposes of notice hereunder.

      10.14 This Agreement has been signed and delivered to Associates on the day and year first above written. This Agreement shall become effective only upon the written acceptance hereof by Associates under the signature of its duly authorized officer. When so accepted, this Agreement shall supersede all prior verbal or written agreements, commitments or understandings relating to Associates' loans to Borrower measured and secured by this Agreement.

      10.15 Borrower authorizes Associates to disclose such financial, credit and other information regarding Borrower and Borrower's business as Associates may deem appropriate to any of Associates' assignees, participants or other persons making credit inquiries about Borrower.

19

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized thereto.

GASEL TRANSPORTATION LINES, INC.
         Borrower

By: /s/ M. J. Post

Title:     President
Date:      May 27, 1998

Accepted at   Irving, Texas_____________ this 27th day of May, 1998

ASSOCIATES TRANSCAPITAL SERVICES, a division of ASSOCIATES COMMERCIAL
CORPORATION

By: /s/______________

Title: SENIOR VICE PRESIDENT
Date: May 27, 1998

FIRST ADDENDUM TO TRANSPORTATION ACCOUNTS FINANCING AND SECURITY AGREEMENT

This Addendum is attached to and shall modify that certain Transportation Accounts Financing and Security Agreement dated May 27,1998, as amended ( the "Agreement"), by and between Associates Transcapital Services, a division of Associates Commercial Corporation ("Associates"), and Gasel Transportation Lines, Inc. ("Borrower").

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Associates and Borrower agree to amend the Agreement as follows:

1. The Maximum Advance, as defined in Article II Section 2.01 of the Agreement, shall be changed from the current amount of $1,000,000.00 to the new amount of $2,000,000.00.

2. The Current Renewal Term which is due to expire on May 27,2001 shall be extended until May 27, 2002. Subsequent Renewal Terms shall be for one year periods of time as provided in Section 9.01 of the Agreement. Notwithstanding anything to the contrary contained in the Agreement, if Borrower elects to terminate the Agreement at any time prior to May 27, 2002, then instead of paying the amount required in Section 9.04(b)(ii), Borrower shall pay Associates an amount equal to two percent (2%) of the Maximum Advance.

3. Section 2.09 of the Agreement shall be changed from the current amount of $5,000.00 to $10,000.00.

4. This Addendum is effective as of November 19,1999, (the "Effective Date") and shall not have any retroactive effect on either party's rights and obligations under the Agreement.

5. Except as specifically modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.

ASSOCIATES TRANSCAPITAL SERVICES a division of Associates Commercial Corporation

By: /s/______________

Title: Vice President

Date: November 19,1999

Gasel Transportation Lines, Inc.

By: /s/M. J. Post

Title:  President

Date:   11-22-99


GUARANTOR CONSENT

The undersigned Guarantor consents to the within Addendum to Transportation Accounts Financing and Security Agreement and agrees that the execution thereof by Associates and Borrower shall not impair or otherwise affect Guarantor's obligations and duties to Associates with regard to the Agreement, as amended.

GUARANTOR: Michael J. Post

Signature: /s/ M J Post
(Individually)

Date: 11-22-99